EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of zulily, inc.

Date: February 14, 2014

TRINITY VENTURES X, L.P.
TRINITY X SIDE-BY-SIDE FUND, L.P.
TRINITY X ENTREPRENEURS’ FUND, L.P.
Delaware Limited Partnerships

By:	TRINITY TVL X, LLC,
A Delaware limited liability company
Their General Partner

By:	/s/ Nina C. Labatt
Title:	Management Member

TRINITY VENTURES IX, L.P.
TRINITY IX SIDE-BY-SIDE FUND, L.P.
TRINITY IX ENTREPRENEURS’ FUND, L.P.
Delaware Limited Partnerships

By:	TRINITY TVL IX, LLC,
A Delaware limited liability company
Their General Partner

By:	/s/ Nina C. Labatt
Title:	CFO and Administrative Partner

TRINITY TVL X, LLC,
A Delaware limited liability company

By:	/s/ Nina C. Labatt
Title:	Management Member

TRINITY TVL IX, LLC,
A Delaware limited liability company

By:	/s/ Nina C. Labatt
Title:	CFO and Administrative Partner

TVL MANAGEMENT CORPORATION
A Delaware corporation

By:	/s/ Nina C. Labatt
Title:	CFO and Secretary

/s/ Lawrence K. Orr Lawrence K. Orr

/s/ Noel J. Fenton Noel J. Fenton

/s/ Augustus O. Tai Augustus O. Tai

/s/ Fred Wang Fred Wang

/s/ Patricia Nakache Patricia Nakache

/s/ Ajay Chopra Ajay Chopra

/s/ Daniel Scholnick Daniel Scholnick

/s/ Karan Mehandru Karan Mehandru

/s/ Nina C. Labatt Nina C. Labatt